Calculation of Filing Fee Tables
S-8
WOLFSPEED, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.00125 par value per share ("Common Stock") reserved for future issuance pursuant to awards under the Registrant's 2025 Management Incentive Compensation Plan (the "2025 MIP")	Other	8,117,851	$ 18.84	$ 152,940,312.84	0.0001381	$ 21,121.06
2	Equity	Common Stock reserved for future issuance pursuant to awards under the Registrant's 2025 Long-Term Incentive Compensation Plan (the "2025 LTIP")	Other	4,058,925	$ 18.84	$ 76,470,147.00	0.0001381	$ 10,560.53
Total Offering Amounts:						$ 229,410,459.84		$ 31,681.59
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 31,681.59
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") shall also cover any additional shares of Common Stock that become issuable under the 2025 MIP and the 2025 LTIP by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of $18.84 per share, which represents the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on November 6, 2025. (3) Represents 8,117,851 shares of Common Stock issuable under the 2025 MIP as of the date of this Registration Statement.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") shall also cover any additional shares of Common Stock that become issuable under the 2025 MIP and the 2025 LTIP by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of $18.84 per share, which represents the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on November 6, 2025. (4) Represents 4,058,925 shares of Common Stock issuable under the 2025 LTIP as of the date of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A